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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 August 13, 2001
                                 Date of Report
                        (Date of earliest event reported)




                               PET QUARTERS, INC.
             (Exact name of registrant as specified in its charter)



             ARKANSAS                    0-28469                 62-1698524
   (State or other jurisdiction  (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)


                              720 EAST FRONT STREET
                             LONOKE, ARKANSAS 72806
          (Address, including Zip Code, of principal executive offices)

                                 (501) 676-9222
              (Registrant's telephone number, including area code)







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Item 1.  Changes in Control of Registrant.

         Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

         Not Applicable


Item 3.  Bankruptcy or Receivership.

         Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.


Item 5.  Other Events.

         As of August 17, 2001, Pet Quarters, Inc. (the "Company") closed two loans with separate lenders for an aggregate amount of $1.45 million. The first loan, from Z Capital, Inc., was in an original principal amount of $1,000,000 and bears interest at a rate of 8.25%, and was closed on August 13, 2001. Pet Quarters is obligated to pay $50,000 per week commencing September 11, 2001 until the loan is paid in full. At the request of the lender, which is an accredited investor, Pet Quarters agreed that it would issue 3,000,000 shares of Pet Quarters, Inc. Common Stock to Z Capital, in lieu of payment of a cash loan origination fee, for making the loan. The Company is obligated to issue the shares only if the Company's shareholders vote to increase the number of authorized shares available for issuance and only after such authorized shares have been registered with the Securities and Exchange Commission. The Company anticipates such a vote being held at its annual meeting of shareholders to be held in late 2001. In the event that the shareholders do not increase the number of shares of Common Stock authorized for issuance, Pet Quarters is required to pay Z Capital a cash origination fee. The fee may be decreased if the loan is paid prior to January 29, 2002. The loan is secured by a lien on the stock of PQ Acquisition Company, Inc., a wholly-owned subsidiary of Pet Quarters which owns substantially all of the operating assets of Pet Quarters.

         In a separate transaction which closed on August 17, 2001, Pet Quarters borrowed $450,000 in a single loan from an individual. The loan, which bears interest at 8.25%, is secured by a lien on the stock of PQ Acquisition Company, Inc. The entire principal and all accrued interest are due in full on February 17, 2002.

         The proceeds of these loans will be used for inventory and general corporate purposes including the payment of debt and payables. The Company is continuing to search for additional capital, which may include additional loans or the sale of equity securities.


Item 6.  Resignations of Registrant's Directors.

         Not Applicable.


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Item 7.  Financial Statements and Exhibits.

         (a)      Exhibits. The following exhibits are filed with this Form 8-K:

         5.1 Loan Agreement, dated August 13, 2001, by and between Pet Quarters, Inc. and Z Capital, Inc.

         5.2      Promissory Note and Security Agreement

         5.3      Press Release dated September 7, 2001 issued by Pet Quarters,
                  Inc.


Item 8.  Change in Fiscal Year.

         Not Applicable.


Item 9.  Regulation FD Disclosure.

         Not Applicable.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K to be signed on its behalf by the undersigned hereto duly authorized.


                                   PET QUARTERS, INC.

                                   By:  /s/ Steven Dempsey
                                      ----------------------------------
                                      Steven Dempsey
                                      Chief Executive Officer




DATE:   September 10, 2001


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1      Loan Agreement, dated August 13, 2001, by and between Pet Quarters,
           Inc. and Z Capital, Inc.

  5.2      Promissory Note and Security Agreement

  5.3      Press Release dated September 7, 2001 issued by Pet Quarters, Inc.